EXHIBIT 32.1

The following certification is furnished pursuant to the requirements of the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that such certification is specifically incorporated by reference by the registrant.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Metro One Telecommunications, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James F. Hensel, Chief Executive Officer, and William K. Hergenhan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James F. Hensel
James F. Hensel Director and President and Chief Executive Officer Metro One Telecommunications, Inc. November 14, 2008

/s/ William K. Hergenhan
William K. Hergenhan Senior Vice President and Chief Financial Officer Metro One Telecommunications, Inc. November 14, 2008